UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 17, 2003


                               CALPINE CORPORATION

                            (A Delaware Corporation)

                        Commission File Number: 001-12079

                  I.R.S. Employer Identification No. 77-0212977


                           50 West San Fernando Street

                           San Jose, California 95113

                            Telephone: (408) 995-5115


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ITEM 5.  OTHER EVENTS

NEWS RELEASE                                               CONTACTS 408-995-5115
                                        Media Relations: Katherine Potter, x1168
                                         Investor Relations: Rick Barraza, x1125


                CALPINE RECEIVES ADDITIONAL MATURITY EXTENSION ON
                       EXISTING WORKING CAPITAL FACILITIES

 Company Nearing Completion of New, Two-Year $1 Billion Working Capital Facility

     (SAN JOSE, CALIF.) June 17, 2003 - Calpine Corporation [NYSE:CPN], a leading North American power company, today announced that the bank groups on its two existing working capital facilities, totaling approximately $950 million, have extended the maturity dates to June 24, 2003. The extension allows for finalizing the terms and conditions for a new, two-year $1 billion working capital facility. Upon completion of a term sheet for the new facility, the banks have also provided an automatic extension to July 16, 2003 to provide sufficient time to complete definitive documentation.

     Calpine Corporation is a leading North American power company dedicated to providing wholesale and industrial customers with clean, efficient, natural gas-fired and geothermal power generation and a full range of energy products and services. The company was founded in 1984 and is publicly traded on the New York Stock Exchange under the symbol CPN. For more information about Calpine, visit www.calpine.com.



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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               CALPINE CORPORATION


                          By: /s/ Charles B. Clark, Jr.
                              -------------------------

                              Charles B. Clark, Jr.
                      Senior Vice President and Controller
                            Chief Accounting Officer

Date:  June 17, 2003